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                                                                    EXHIBIT 15.1


The Board of Trustees
Archstone Communities Trust

Re: Registration Statement on Form S-3 (No. 333-93159) of Charles E. Smith
    Residential Realty, Inc.

With respect to the subject registration statement, we acknowledge our awareness of the incorporation by reference therein of our report dated May 4, 2001 related to our review of interim financial information as of March 31, 2001 and for the three month periods ended March 31, 2001 and 2000, which report appears in the March 31, 2001 quarterly report on Form 10-Q of Archstone Communities Trust and are incorporated by reference in the Form 8-K of Charles E. Smith Residential Realty, Inc. dated June 25, 2001.

Pursuant to Rule 436(c) under the Securities and Exchange Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.



Chicago, Illinois
June 25, 2001